Barton LLP
420 Lexington Avenue, 18th Floor
New York, NY 10104

April 21, 2014

SurePure, Inc.

405 Lexington Avenue, 25th Floor

New York, New York 10174

Re:	SurePure, Inc.

Ladies and Gentlemen:

We have acted as counsel to SurePure, Inc., a Nevada corporation (the “Company”), in connection with a Registration Statement on Form S-1 being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) (such registration statement, as it may be amended, the “Registration Statement”), covering the resale of an aggregate of up to 17,153,172 shares (the “Registered Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”). The Registered Shares have been included in the Registration Statement for the account of the persons identified therein as the Selling Stockholders.

We are delivering this opinion to you at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with rendering this opinion, we have examined originals, certified copies or copies otherwise identified as being true copies of the following:

(a) the Registration Statement;

(b) the Articles of Incorporation of the Company, as amended;

(c)  the bylaws of the Company, as amended;

(d) corporate proceedings of the Company relating to the issuance of the Registered Shares; and

(e) such other instruments and documents as we have deemed relevant or necessary in connection with our opinions set forth herein.

In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

Based on and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Registered Shares have been duly and validly authorized and issued and are fully paid and non-assessable.

We express no opinion as to the laws of any jurisdiction other than the corporate laws of the State of Nevada and the federal laws of the United States of America.

We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. We do not, by giving such consent, admit that we are within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Barton LLP

Barton LLP